Exhibit (c) (2)

PETER J

SOLOMON

COMPANY

Project Care

Presentation to the Special Committee of the Board of Directors

October 26, 2012

PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY

TABLE OF CONTENTS

PETER J

SOLOMON

COMPANY

I. Process Update 2

II. Initial Observations on Care 5

III. Historical and Projected Financial Overview 14

IV. Public Market Performance 22

V. Preliminary Valuation Analysis 32

Appendix A.

Additional Financial Information 49

Appendix B.

Common Stock Comparison 56

PETER J

SOLOMON

COMPANY

I. PROCESS UPDATE

PETER J SOLOMON COMPANY

CARE SPECIAL COMMITTEE PROCESS UPDATE


September 25th
Non-binding offer submitted by Weiss family
October 6th
Special Committee Interviews three legal advisors
October 7th
Special Committee engaged Sullivan & Cromwell LLP and holds meeting to discuss next steps
October 12 / 13th
Special Committee interviews four financial advisors
October 14th
PJSC engaged
October 16th
PJSC submits preliminary due diligence list to company
October 19th
Diligence call with Steve Smith (CFO) and PJSC team
Scott Cowen, Rich Brail and Joe Frumkin meet with members of Weiss family and their legal counsel (Jones Day)
Special Committee Update Call
Public announcement of formation of Special Committee and selection of advisors
October 22nd
Full diligence session at Care HQ with PJSC Team and Company management
– Steve Smith, CFO
– Greg Steinberg, Treasurer
– Chris Haffke, Asst. GC
– John Beeder, NASEG
– Chad Anderson, Strategy
– Sally Schriner, Interactive
October 23rd
Diligence call with Steve Smith and PJSC team as follow-up from October 22nd in-person meeting
October 24th
Special Committee update call focused on NDA

3

OVERVIEW OF PJSC DILIGENCE PROCESS TO DATE

PETER J SOLOMON COMPANY

PJSC has reviewed extensive materials that were provided by Company management in response to diligence requests

PJSC still has substantial additional materials to obtain and analyze; all financial analyses are preliminary

Key Items Reviewed

Historical and projected consolidated and segment financials

Board presentations, rating agency and other internal management presentations

Industry and competitive landscape information

Information on key retail customers and trends

Summary capital plans

Recent acquisitions, including Clinton, and financial implications thereof

“Cost out” plans by segment, where available

Information regarding growth plans and other strategic initiatives

Compensation programs and associated addbacks

Key Topics Under Current Review

Methodologies and assumptions behind core financial models

(“Treasury Model” and “Strategic Plan”)

Areas of strategic and financial opportunity across segments

Competitive dynamics with Hallmark in NAGCD

Trends in NAGCD (e.g., volume, pricing, costs, etc.)

Retail customer dynamics with a particular focus on Walmart, Target and dollar stores

Cardstore opportunity, competitive dynamics, cost structure and risks, as well as broader Interactive strategy

Financial and strategic opportunities and risks with Clinton

Non-recurring items and other adjustments to historical financials to attempt to identify “normalized” EBIT and EBITDA

Summary of costs associated with headquarters move

Initial inquiries on Cost Out efforts

Topics to be Addressed in More Detail Later

Cost / benefit of ERP (“One AG”) program

Further evaluation of options regarding planned headquarters move

Strategic plans outside of NAGCD and Cardstore

Opportunities and challenges in non-Clinton international business

How to maximize Properties value

Detailed review of liabilities, such as those associated with Schurman

Comprehensive review of transaction-related costs and / or savings

Others to be determined as diligence continues

PETER J SOLOMON COMPANY

II. INITIAL OBSERVATIONS ON CARE

SUMMARY INITIAL OBSERVATIONS ON STATE OF THE BUSINESS

PETER J

SOLOMON

COMPANY

Care is a mature business that is challenged by a steady industry decline in unit volume that averages 2-3% per year

– Price elasticity may create opportunity for growth; however, impact of shifting demographics and human behaviors creates uncertainty

Management appears focused on maintaining its strong competitive position and is seeking to optimize its operating performance by:

– Leveraging its IP

– Broadening its product offering and strengthening its brand equity

– Seeking to be a leader in product innovation

– Aggressively pursuing cost reductions

– Raising prices when possible

– Looking for ways to expand footprint with existing customers or add new customers

– Diversifying distribution channels

– Proactively investing in new areas of potential growth (e.g. Cardstore)

Management identified certain areas of potential growth, though expectations are highly variable at this time

– Cardstore.com to capitalize on shifting consumer purchasing patterns to on-line and mobile

Substantial investment required with highly uncertain return

– Clinton Cards may prove meaningfully profitable, if turnaround successful

Significant execution risk

May serve as long-term platform for retail, or could be monetized

Other initial potential areas of value creation being or to be explored include:

– Changes to HQ and ERP plans

– Alternatives for Properties and in-store fixtures business

– Others to be determined as diligence progresses

AREAS OF REVIEW TODAY

PETER J

SOLOMON

COMPANY

Industry Trends

Competitive Position

North America Greeting Cards

Cardstore.com

Clinton

Other Assets

New Headquarters

PETER J

SOLOMON

COMPANY

CARE REVENUE BREAKDOWN

FY12 Revenue Breakout by Segment

International Social Expressions 21%

Interactive 4%

Other 3%

North American Social Expressions 72%

FY12 Revenue Breakout by Geography

UK 17%

Other Foreign 11%

U.S. 72%

FY12 Revenue Breakout by Product Category

Gift Packaging 14%

Other 12%

Greeting Cards 74%

CY11 Greeting Card Sales by Channel

Dollar 11%

Card, Gift & Specialty 13%

Grocery 14%

Drug 21%

Mass 41%

Source: Company filings and Care Management.

PETER J

SOLOMON

COMPANY

NAGCD – SUMMARY OVERVIEW

The Greeting Card industry generates $6.5 billion in retail sales

North America Greeting Card Industry

Mature Greeting Cards industry experiencing long-term unit growth decline (2-3% decline / year since CY 2007)

– No step-function improvement or reduction envisioned

Participation trends across demographic groups broadly consistent with past history

– Consumers view paper cards as evidence of recipient’s importance

– Serves as a valued alternative to Facebook posts and e-greetings for key occasions

– However, frequency (untracked by Care), is likely down

In aggregate, NA retail is mature and overstored, meaning few new retail customer opportunities are likely

Care and Hallmark are the largest competitors for paper greeting cards

North America Greeting Card Units and Dollar Sales Trends

North America Units

2.9B 2.8B 2.7B 2.6B 2.6B 2.5B 2.4B 2.4B 2.3B

4 yr CAGR -2.8% 4 yr CAGR -2.7%

CY07 CY08 CY09 CY10 CY11 CY12E CY13E CY14E CY15E

North America Dollars

$6.7B $6.6B $6.5B $6.5B $6.4B $6.3B $6.3B $6.2B $6.1B

4 yr CAGR -0.9% 4 yr CAGR -1.4%

CY07 CY08 CY09 CY10 CY11 CY12E CY13E CY14E CY15E

Source: Care Management.

PETER J

SOLOMON

COMPANY

NAGCD – NORTH AMERICA MARKET SHARE OBSERVATIONS

North America Manufacture Share Trends

Unit Share

60%

52% Care

51%

50%

40% Hallmark

40%

38%

30%

CY07 CY09 CY11 CY13 CY15

Dollar Share

60%

55%

50%

49% Hallmark

46% Care

40%

39%

30%

CY07 CY09 CY11 CY13 CY15

CY 2011 North America Channel Share

Units

0.4B 0.5B 0.6B 0.6B 0.4B 2.6B

Other 7%

22%

39%

45%

Hallmark 67%

66%

71%

76%

60%

47%

Care 29% 33%

23%

Grocery Drug Mass Dollar Card, Gift & Specialty All Channels

Dollar

$1.2B $1.6B $1.8B $0.4B $1.4B $6.4B

Other 27%

38%

Hallmark 65%

64%

54%

69%

72%

61%

43%

Care

32%

35%

25%

Grocery

Drug

Mass

Dollar

Card, Gift & Specialty

All Channels

Source: Care Management.

NAGCD – SUMMARY OPPORTUNITIES AND CHALLENGES

PETER J SOLOMON COMPANY

Opportunities

- Leverage leading Intellectual Property portfolio (RPG, Papyrus, justWink at retail)
- Build on strength in mass retailers and expand square footage opportunities when available
- Continue to build on dollar store leadership
- Manage pricing to support margins
- Capitalize on continuing participation in paper cards across demographic groups
- Other opportunities will be considered as diligence progresses

Challenges

- Walmart relationship
- Dollar store margins
- Few, if any, major new customer opportunities and no U.S. retail industry square footage growth
- Schurman
- Potential retail consolidation and / or distress
- Costs to support competitive position with retailers
- Strong competition
- Shift to online / digital could accelerate transition from paper cards

Areas of Financial Sensitivity to Review

Category	Change	One-Year EBIT Impact
Inflation (in COGS)	1%	$9mm-$10mm
Change in Card Price	1%	$9mm-$11mm
Change in Card Units	1%	$6mm-$8mm
Seasonal Yield	1%	$2mm-$3mm
Everyday Yield	1%	$2mm-$3mm

Source: Care Management.

11

PETER J

SOLOMON

COMPANY

CLINTON – CURRENT STATUS

Care completed the acquisition of Clinton on June 7, 2012

Stores

To date, retrofitted 60 stores with new branding

These stores have comps of 17% over the prior year

16 additional refurbishments/relocations expected to be completed prior to holiday

Deals negotiated with landlords on 365 core locations

Negotiations for final locations expected to be complete by November

Total portfolio expected to be 385-390 core locations once negotiations final

Average negotiated rent reduction of 17.8%

Financial Impact

Plan remains highly uncertain; opportunity will become more clear after Holiday 2012

If operations are repaired, could be a meaningful source of value

Key drivers of success or failure will be

Total stores remaining in chain

Same store sales performance

Rental rates

FY13 one-time expenses and adjustments to date are $37.2mm

FY13 YTD operating loss of $5.1mm

Long-Term Objectives

Objectives unclear: repair / sell vs. own indefinitely

Source: Clinton’s October 2012 Update.

PETER J

SOLOMON

COMPANY

OTHER ASSETS

Properties

Strawberry Shortcake and Care Bears’ performance is currently at a trough, according to management

Company has chosen not to invest behind Properties

Uncertain risk / reward

Other financial priorities

Properties are not considered core

Care had agreed to sell Strawberry Shortcake and Care Bears for $195mm in 2008 to Cookie Jar before the transaction became litigated

Trial is set for November 2012 to resolve claims with MoonScoop

Need to consider Hasbro relationship in sale to 3rd party

Source: Care Management.

PETER J

SOLOMON

COMPANY

III. HISTORICAL AND PROJECTED FINANCIAL OVERVIEW

PETER J

SOLOMON

COMPANY

COMPANY CONSOLIDATED FINANCIAL SNAPSHOT

(Dollars in Millions)

Net Sales

$2,000 08-12 CAGR: (1.2%) 13-16 CAGR: 2.0%

$1,800 $1,776 $1,691 $1,641 $1,598 $1,695 $1,830 $1,935 $1,940 $1,945

$1,600

$1,400

$1,200

$1,000

08A 09A 10A 11A 12A 13E 14E 15E 16E

Adjusted EBIT and EBITDA

10-12 CAGR: (4.9%)

08-12 CAGR: 4.5% EBIT

D&A 13-16 CAGR: 8.3%

$250 $234 $226 $211 $183 $204 $223 $232

$200 $177 $45 $41 $39 $46 $53 $61 $61

$150 $49

$100 $87 $189 $185 $172 $137 $151 $161 $171

$50 $129 $50

$37

$0

08A 09A 10A 11A 12A 13E 14E 15E 16E

EBITDA Margin 10.0% 5.1% 14.3% 14.1% 12.5% 10.0% 10.5% 11.5% 11.9%

EBIT Margin 7.3% 2.2% 11.5% 11.6% 10.2% 7.5% 7.8% 8.3% 8.8%

Capital Expenditures

$200

$154

$150

$128

$128

$100

$71

$57

$56

$46

$50

$36

$27

$0

08A 09A 10A 11A 12A 13E 14E 15E 16E

% of Revenue 3.2% 3.3% 1.6% 2.3% 4.2% 7.0% 8.0% 6.6% 2.4%

Free Cash Flow (a)

$200

$187

$171

$150

$143

$140

$100

$46

$53

$50

$37

$17

$3

$0

-$50

08A 09A 10A 11A 12A 13E 14E 15E 16E

Source: Public filings and Care Management Treasury Model.

(a) Defined as Cash Flow from Operations less Capital Expenditures.

KEY COST ITEMS

PETER J

SOLOMON

COMPANY

(Dollars in Millions)

Commentary

Cost of Goods Sold margin is expected to increase for the next two years but will then level off

Selling, Distribution & Marketing margin had been decreasing over the past few years, but with the increased push behind Cardstore and the effects of Clinton, this margin is expected to increase

– In FY13, removing the costs associated with Cardstore would change SD&M margin to 32.6% from the current projection of 33.8%

Administrative & General has decreased from FY2008 and is forecast to continue as One AG has an increasing impact on the business

Cost of Goods Sold

$1,000 $900 $876 $878 $880 $860 $810 $800 $781 $742 $700 $691 $682 $600

08A 09A 10A 11A 12A 13E 14E 15E 16E

% Margin 44.0% 47.9% 42.1% 42.7% 43.8% 47.0% 45.3% 45.2% 45.2%

Selling, Distribution & Marketing

$700 $650 $621 $619 $618 $624 $618 $613 $600 $550 $534 $513 $500 $484 $450 $400

08A 09A 10A 11A 12A 13E 14E 15E 16E

% Margin 35.0% 36.6% 31.3% 30.3% 31.5% 33.8% 32.3% 31.9% 31.5%

Administrative & General

$300 $247 $250 $250 $251 $250 $232 $226 $221 $223 $221 $200 $150

08A 09A 10A 11A 12A 13E 14E 15E 16E

% Margin 13.9% 13.4% 15.3% 15.7% 14.8% 12.1% 12.0% 11.5% 11.4%

PETER J SOLOMON COMPANY

EBITDA BRIDGE

	Fiscal Year Ended February 28,				LTM	FYE 2/28,	
	2009	2010	2011	2012	Aug-12	2013	
EBITDA as Reported	**($203.2)**	**$184.3**	**$215.8**	**$188.8**	**$121.8**	**$113.5**	
Charges Associated With Clinton Cards	--	--	--	--	27.2	51.0	Impairments, debt expense and fees
Party Goods Transaction	--	(18.4)	--	--	--	--	Gain on sale
Mexico Shutdown	--	18.2	--	--	--	--	Closing of Carlton Mexico
Retail Disposition	--	29.2	--	--	--	--	Sales of stores to Schurman
RPG Transaction Costs	--	--	10.0	--	--	--	Fees associated with purchase of RPG
Lawsuit	--	24.0	--	--	--	--	Settlement of a RPG lawsuit
Goodwill and Other Intangibles Impairment	290.2	--	0.3	27.2	27.2	--	Related to NAGCD, UK and Interactive
Gain from Sale of Intellectual Property	--	--	--	(4.5)	--	--	Sold certain minor character properties
Gain from Liquidation of Business in France	--	(3.3)	--	--	--	--	Currency translation adjustment from sale
Loss on Sale of WHQ	--	--	--	--	--	21.4	Estimated loss on sale of WHQ
Gain on sale of Party City investment	--	--	--	--	--	(3.2)	Sold remaining shares of Party City
Adjusted EBITDA	**$87.0**	**$234.0**	**$226.1**	**$211.4**	**$176.2**	**$182.8**	
Adjusted EBIT	**37.0**	**188.8**	**185.0**	**172.2**	**135.8**	**$137.3**	
Additional Adjustments - Comp Committee	58.2	31.3	59.4	10.8			
EBIT as Adjusted by Comp Committee	95.2	220.1	244.4	183.0			

Source: Company's public filings.
Note: EBITDA not adjusted for Scan-Based Trading and does not include Interest Income.

17

COMPENSATION COMMITTEE EBIT AND EPS ADJUSTMENTS

PETER J

SOLOMON

COMPANY

The Corporate EBIT and EPS goals will be calculated in accordance with generally accepted accounting principals

(consistently applied) (“GAAP”), and adjusted to exclude, as appropriate, the following items (to the extent not built into the FY 2011 Goals):

Gains, losses or expenses for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence;

Gains, losses or expenses for the fiscal year related to the acquisition or disposal of a segment or business, all as determined in accordance with GAAP;

Gains, losses or expenses for the fiscal year related to a change in accounting policy, as consistently applied;

Changes related to head count and other reductions in force, including severance;

Gains, losses or expenses for the fiscal year related to restructuring charges, discontinued operations and fixed asset sales;

Gains or losses arising from changes in foreign exchange rates;

Non-cash long-lived asset impairment charges;

Gains, losses or expenses associated with plant closings that were not otherwise considered when setting the plan;

Inventory buy-back expenses incurred in connection with the conversion of a customer to a scan-based trading relationship;

The effect of acquisitions and dispositions;

The amount by which upfront payments, investments or other expenditures incurred in connection with new or amended retail contracts are in excess of revenue that are generated from such contracts during the initial fiscal year of the contract;

The impact of repurchases of the company’s debt or capital stock in the open market or otherwise; and

The effect of capital restructuring initiatives, including refinancing of the company’s indebtedness.

Source: Care Compensation Committee guidelines, April 19, 2012.

SUMMARY PROJECTED FINANCIAL PERFORMANCE

PETER J SOLOMON COMPANY

(Dollars in Millions, Except per Share Data)

Management Treasury Model

	FYE 2/29, 2012A	LTM Aug-12	Projected Fiscal Year Ended February 28, 2013E	2014E	2015E	2016P	FY12-FY16 CAGR
Net Sales	**$1,695.1**	**$1,708.2**	**$1,830.2**	**$1,935.1**	**$1,939.9**	**$1,944.8**	3.5%
Cost of Goods Sold	741.6	762.1	859.7	875.8	877.8	880.0	4.4%
Gross Profit	953.5	946.1	970.6	1,059.3	1,062.1	1,064.8	2.8%
SG&A and Other Expense	781.3	810.3	903.9	908.5	900.8	893.9	3.4%
Adjusted EBIT	172.2	135.8	137.3	150.8	161.4	170.9	(0.2%)
Adjusted EBITDA	**211.4**	**176.2**	**182.8**	**204.1**	**222.6**	**232.1**	2.4%
Net Income as Reported	57.2	39.4	34.1	83.2	89.6	95.7	13.7%
Diluted Earnings Per Share as Reported	$1.42	$0.96	$1.01	$2.57	$2.73	$2.87	19.2%
Margins							
Gross Margin	56.2 %	55.4 %	53.0 %	54.7 %	54.8 %	54.8 %	
SG&A	46.3	47.5	49.5	47.1	46.5	46.1	
Adjusted EBITDA	12.5	10.3	10.0	10.5	11.5	11.9	
Adjusted EBIT	10.2	8.0	7.5	7.8	8.3	8.8	
Growth Rates							
Net Sales	6.1 %	4.6 %	8.0 %	5.7 %	0.3 %	0.3 %	
Adjusted EBITDA	(6.5)	(20.9)	(13.6)	11.7	9.0	4.3	
Adjusted EBIT	(6.9)	(24.6)	(20.3)	9.8	7.0	5.9	
Diluted Earnings Per Share	(0.6)	(18.5)	10.2	155.0	6.1	5.2	
Summary Balance Sheet and Cash Flow Data							
Cash	$132.4	$61.7	$62.1	$136.5	$185.5	$306.0	
Total Debt	225.2	280.2	245.2	335.2	350.2	350.2	
Depreciation and Amortization	39.2	40.4	45.5	53.4	61.2	61.2	
Capital Expenditures	(70.9)	(86.6)	(127.8)	(154.5)	(127.6)	(46.0)	
Free Cash Flow (a)	45.6	39.1	37.0	3.5	53.5	140.2	

Note: FY2013 – FY2016 based on Care Treasury Model.
(a) Defined as Cash Flow from Operations less Capital Expenditures.

19

FY13 CAPITAL EXPENDITURES OVER TIME

PETER J

SOLOMON

COMPANY

Plan Estimate Treasury Oct. Capital

as of 3/16/12 as of 9/12/12 Model Committee NAGCD Operations

$21.7 $21.7

All Other

9.3 9.3

Subtotal

31.0 31.0

Systems Renewal (One AG)

48.0 55.8

WHQ Site Relocation

12.0 12.0

Clintons Store Refurbishment & Other

-- 11.4

Internal Print on Demand Build Out

-- 6.5

Fixtures Reclass

-- 8.4 Total $91.0 $125.1 $127.8 $135.1

PETER J SOLOMON COMPANY

SUMMARY CAPITALIZATION OVERVIEW

(Amounts in Millions)

	Maturity	Interest Rate	As of Aug-12	Market Value	Yield	% of Total
Revolver ($400MM capacity)	Jan-17	1.75%	$55.0	--	--	5.9 %
A/R Facility ($50MM capacity)	Oct-15	(a)	--	--	--	--
7.38% Senior Notes due December 2021	Dec-21	7.38%	225.0	$236.8	6.4 %	24.0
6.10% Senior Notes due April 2028	Apr-28	6.10%	0.2	--	--	0.0
Total Debt			280.2	236.8	6.4	29.8
Shareholders' Equity			658.8			70.2
Total Capitalization			$938.9			100.0 %

- Optional redemption of 7.38% Senior Notes prior to December 1, 2016, at 103.668 plus remaining interest payments through 12/1/16, discounted to redemption date (a "make-whole" premium)
- Incurrence of new debt limited by pro forma consolidated interest coverage ratio of at least 2.00:1.00 and a maximum aggregate principal debt amount outstanding not to exceed $650 million, subject to certain exceptions as defined in the indenture for the 7.38% Senior Notes
- Under Revolver, change of control is an event of default (includes a going private transaction by the Weiss family) upon which the lenders can accelerate the loan

Source: Company's 2012 Form 10-K.

(a) The interest rate under the accounts receivable securitization facility is based on (i) commercial paper interest rates, (ii) LIBOR rates plus an applicable margin or (iii) a rate that is the higher of the prime rate as announced by the applicable purchaser financial institution or the federal funds rate plus 0.50%.

21

PETER J

SOLOMON

COMPANY

IV. PUBLIC MARKET PERFORMANCE

UPDATE SINCE WEISS FAMILY NON-BINDING PROPOSAL SUMMARY

PETER J

SOLOMON

COMPANY

(Amounts in Millions, except per share data)

Non-Binding Proposal Value

Offer Price $17.18

% Premium to Share Price on September 25, 2012 19.8%

% Premium to Share Price on August 24, 2012 20.1%

Shares Outstanding (a) 33.8

Implied Equity Value $581.0

Add: Debt (b) 280.2

Less: Cash (b) (61.7)

Implied Enterprise Value $799.5

Implied Trailing EBITDA Multiple 4.5 x

Stock Price Reaction Following Offer

Shares declined 1% on

Average daily volume

Q2 earnings vs.

post-offer is up 39% vs. $18.00

average decline of

12-month pre-offering 2,500

10% for prior 5 misses period

$17.18 2,000 $17.00 $17.15

Closing Stock Price 1,500

Volume (000s) $16.00

1,000 $15.00 $14.85 500 $14.00 0

9/24 9/30 10/6 10/12 10/18 10/24

Source: Public Sources

(a) Assumes restricted stock and performance shares vest in change of control. (b) As of 10Q dated 8/24/12.

CARE STOCK PRICE PERFORMANCE – LAST TWELVE MONTHS

PETER J

SOLOMON

COMPANY

Stock Price Performance - Pre Offer

Average High Low 1-Year

$15.07 $20.37 $12.50

6-Month 14.47 16.30 12.66

3-Month 14.15 16.30 12.66

1-Month 15.08 16.30 14.20

Since Offer 16.94 17.15 16.72

October 25, 2011 to October 24, 2012 $25.00 8,000

4/26/12: Reported Q4 2012 earnings of $0.73 per share, beating Street expectations of

$0.37 per share 9/28/12: Reported Q1 2013 7,000

unadjusted loss of $0.13 per $22.00 share, versus Street expectations of positive $0.14

12/22/11: Reported Q3 per share 6,000

2012 earnings of $0.50 per share, missing Street expectations of $0.81 per share

6/28/12: Reported Q1 2013 5,000 $19.00 earnings of $0.20 per share,

Closing Stock Price missing Street expectations of $0.69 per share

Volume 4,000 $17.15 (000s) $16.00 3,000

2,000 $13.00 1,000

Volume Median: 404

$10.00 0

Oct-11 Jan-12 Apr-12 Jul-12 Oct-12

Offer Date 9/26/12

Source: Capital IQ.

CARE STOCK PRICE PERFORMANCE – LAST 5 YEARS

PETER J

SOLOMON

COMPANY

October 25, 2007 to October 24, 2012

Stock Price Performance - Pre Offer

Average High Low 5-Year

$17.39 $27.57 $3.24

3-Year 19.39 25.92 12.50 1-Year 15.08 20.37 12.50

$30.00 $25.00 $20.00 $17.18 $17.15

Closing Stock Price

$15.00 $10.00 $5.00 $0.00

Oct-07 Oct-08 Oct-09 Oct-10 Oct-11 Oct-12

Offer Date 9/26/12

Source: Capital IQ.

COMPARABLE COMPANIES TRADING PERFORMANCE

PETER J

SOLOMON

COMPANY

Relative Share Price Performance – 2010 - 2012 YTD

January 4, 2010 to October 24, 2012

450% 400% 350% 300% 250% 200% Current Offer

Related Online (a): 169% 171% 150%

Social Expression (b): 127% 165%

S&P 500: 124% 127% 100%

Licensing (c): 111% 112%

CARE: 77% 65% 50%

Printers (d): 42% 45% 0%

Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11 Jan-12 Apr-12 Jul-12 Oct-12

Offer Date

9/26/12

Source: Capital IQ.

(a) Related Online: FLWS, PRSS, SFLY. (b) Social Expression: BTH, CSS.

(c) Licensing: CHKE, ICON, MDP, MSO, SCHL. (d) Printers: QUAD, RRD.

CARE HISTORICAL ENTERPRISE VALUE / LTM EBITDA – LAST 3 YEARS

PETER J

SOLOMON

COMPANY

EV / EBITDA (a)

High 8.9 x

Median 3.8 x

Mean 4.2 x 9.0 x

Low 2.5 x

Offer 4.5 x

Average Over Last 6 Months

3.0 x 1 Year

3.1 x 2 year

3.5 x 3 Year

4.2 x 6.0 x

Offer Date

9/26/12 4.5x 3.0 x 0.0 x

Oct-09 Oct-10 Oct-11 Oct-12

Source: Capital IQ.

(a) Statistics are only for pre-offer time period, using LTM EBITDA of $176.2mm as of August 24, 2012.

SHARES TRADED AT VARIOUS PRICES

PETER J

SOLOMON

COMPANY

38% of shares traded at or above $17.18 offer price over the two years prior to offer

(Period ending September 25, 2012, except for Since Offer chart)

2-Year

Avg. Daily Trading Vol. (000s) 409.3

Average Price: $18.48

80 36%

Total Volume (Shares mm)

70 60 50 40 17% 15% 14% 15% 30 20 10 0

Below $14 $14.00 - $15.00 - $16.00 - $17.00 - Above $18 $14.99 $15.99 $16.99 $17.99

1-Year

Avg. Daily Trading Vol. (000s)

535.8

Average Price:

$15.06

40 26% 35 23% 23%

Total Volume (Shares mm)

30 21% 25 20 15 10 6% 5 2% 0

Below $14 $14.00 - $15.00 - $16.00 - $17.00 -

Above $18 $14.99 $15.99 $16.99 $17.99

180-Days

Avg. Daily Trading Vol. (000s)

474.3

Average Price:

$14.44

30 45% 25 20

Total Volume (Shares mm)

24% 15 18% 10 13% 5 0% 0% 0

Below $14

$14.00 - $15.00 - $16.00 - $17.00 -

Above $18 $14.99 $15.99 $16.99 $17.99

90-Days

Avg. Daily Trading Vol. (000s)

361.5

Average Price:

$14.15

12 44% 10 40% Total Volume (Shares mm)

8 6 4 13% 2 3% 0% 0% 0

Below $14 $14.00 - $15.00 - $16.00 - $17.00 -

Above $18 $14.99 $15.99 $16.99 $17.99

30-Days

Avg. Daily Trading Vol. (000s)

328.0

Average Price:

$15.08

Total Volume (Shares mm)

4 4 47% 44% 3 3 2 2 1 9% 1 0% 0% 0% 0

Below $14 $14.00 - $15.00 - $16.00 - $17.00 -

Above $18 $14.99 $15.99 $16.99 $17.99

Since Offer (21 Days)

Avg. Daily Trading Vol. (000s)

680.5

Average Price:

$16.94

Total Volume (Shares mm)

5 5 30% 30% 4 25% 4 3 3 14% 2 2 1 1 1% 0% 0

$16.70- $16.81- $16.91- $17.01- $17.11-

Offer Price $16.80 $16.90 $17.00 $17.10 $17.17 or Above

Source: Capital IQ as of October 24, 2012.

CURRENT CARE SHAREHOLDERS

PETER J SOLOMON COMPANY

(Amounts in Thousands)

	Common Shares		% of	Exercisable	Beneficial Ownership		% of Total	
	Class A	Class B	Total	Options (a)	Economic	Voting	Economic	Voting
Zev Weiss	--	49.1	0.2 %	502.4	551.5	5,515.0	1.6 %	8.1 %
Morry Weiss	--	213.4	0.7	145.3	358.7	3,413.4	1.1	5.0
Jeffrey Weiss	4.3	35.2	0.1	318.1	357.5	3,536.7	1.1	5.2
Irving Stone LLC & related foundations	--	2,222.1	7.0	--	2,222.1	22,221.5	6.6	32.6
Total Weiss Family & Foundations (b)	**4.3**	**2,519.8**	**8.0**	**965.8**	**3,489.9**	**34,686.6**	**10.3**	**50.9**
Other Inside Owners (c)								
Charles A. Ratner	15.1	16.2	0.1	66.9	98.3	244.2	0.3	0.4
Jerry Sue Thornton	--	13.8	0.0	66.9	80.7	204.9	0.2	0.3
Jeffrey D. Dunn	--	--	--	45.9	45.9	45.9	0.1	0.1
William E. MacDonald, III	1.0	--	0.0	45.9	46.9	46.9	0.1	0.1
Michael J. Merriman, Jr.	--	--	--	52.9	52.9	52.9	0.2	0.1
Stephen J. Smith	12.0	--	0.0	96.1	108.2	108.2	0.3	0.2
John W. Beeder	--	--	--	30.1	30.1	30.1	0.1	0.0
Michael L. Goulder	16.1	--	0.1	265.6	281.7	281.7	0.8	0.4
Scott S. Cowen	0.8	2.0	0.0	66.9	69.7	87.6	0.2	0.1
Other Insiders	136.2	(0.0)	0.4	556.9	693.1	693.1	2.0	1.0
Total Other Insiders	185.6	329.6	1.6 %	2,260.0	2,775.2	14,260.7	8.2 %	20.9 %
Top 10 Institutions (d)								
Marathon Asset Management	3,634.5	--	11.5 %	--	3,634.5	3,634.5	10.7 %	5.3 %
Dimensional Fund Advisors	3,096.2	--	9.8	--	3,096.2	3,096.2	9.1	4.5
BlackRock	2,640.8	--	8.4	--	2,640.8	2,640.8	7.8	3.9
LSV Asset Management	2,167.7	--	6.9	--	2,167.7	2,167.7	6.4	3.2
River Road Asset Management	2,045.9	--	6.5	--	2,045.9	2,045.9	6.0	3.0
The Vanguard Group	2,034.6	--	6.4	--	2,034.6	2,034.6	6.0	3.0
Intrepid Capital Management Inc.	1,826.6	--	5.8	--	1,826.6	1,826.6	5.4	2.7
Towerview (e)	1,450.0	--	4.6	--	1,450.0	1,450.0	4.3	2.1
Northern Trust Global Investments	1,278.1	--	4.0	--	1,278.1	1,278.1	3.8	1.9
Acadian Asset Management (Australia) Ltd.	1,023.9	--	3.2	--	1,023.9	1,023.9	3.0	1.5
Total Top 10 Institutions	21,198.3	--	67.1 %	--	21,198.3	21,198.3	62.6 %	31.1 %
Public and Other	7,371.3	307.7	24.3 %	--	7,679.0	10,448.7	22.7 %	15.3 %
Total Shares Outstanding (f)	28,755.1	2,859.5	93.0 %	2,260.0	33,874.7	68,129.1	93.4 %	67.4 %

(a) Includes only RSUs and exercisable options held by directors and executive officers.
(b) Includes all Weiss individuals listed plus Irving Stone LLC and related foundations.
(c) Source: Company's Proxy Statement dated June 15, 2012.
(d) Source: Bloomberg, Capital IQ.
(e) Towerview filed a 13D on October 3, 2012 declaring beneficial ownership of 5.0% of common shares.
(f) Shares outstanding as of October 1, 2012. Source: Company's Form 10-Q for the period ended August 24, 2012.

29

HISTORICAL STOCK PRICE REACTION TO EARNINGS MISSES

PETER J

SOLOMON

COMPANY

Stock Price Consensus Actual Stock Price Change Vs. Date EPS Adjusted EPS % Miss Change S&P 500 9/28/2012

$0.14 ($0.06) (142.9%) (1.2%) (0.8%) 12/22/2011

$0.81 $0.50 (38.3%) (21.8%) (22.7%)

4/28/2011 $0.54 $0.38 (29.6%) (3.6%) (3.9%)

9/29/2010 $0.38 $0.26 (31.6%) (9.2%) (9.0%)

9/26/2008 $0.15 $0.05 (66.7%) (1.5%) (1.8%)

12/20/2007 $0.62 $0.52 (16.1%) (11.9%) (12.4%)

Mean (a) (36.5%) (9.6%) (10.0%)

Median (a) (31.6%) (9.2%) (9.0%)

(a) Excludes post-offer 9/28/2012 miss.

SHORT INTEREST

PETER J

SOLOMON

COMPANY

September 28, 2007 to September 14, 2012

16,000,000

14,000,000

12,000,000

10,000,000

Shares Shorted

8,000,000

6,000,000

4,000,000

2,000,000

--

Sep-07 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12

Top 10 US Companies by Short as % of Float

Company % of Float

Care 44.4%

RadioShack Corp 42.2%

Sturm Ruger & Co Inc 42.0%

SUPERVALU Inc 40.3%

Bon-Ton Stores Inc 37.4%

KB Home 37.2%

JC Penney Co Inc 36.4%

Overseas Shipholding Group Inc 35.4%

Standard Pacific Corp 33.6%

Mitek Systems Inc 33.3%

Source: Bloomberg. Data available on bi-weekly basis.

Care had 13.5mm shorted shares on public float of 30.4mm shares on September 14, 2012.

PETER J

SOLOMON

COMPANY

V. PRELIMINARY VALUATION ANALYSIS

SUMMARY OF SELECTED VALUATION METHODOLOGIES

PETER J

SOLOMON

COMPANY

Analysis of Selected Publicly Traded

Comparables

Used to estimate the current market value of the business as a stand-alone, publicly traded entity

Given Care’s unique asset / business mix, there are no perfect comparable companies

Triangulate value between multiple trading groups for each of the divisions

Analysis of Selected Precedent Transactions

Used to estimate the value of the business in a control transaction, and typically incorporates the value of synergies and “control premium”

“Premiums paid” benchmarking estimates a standard stock price premium for transactions of this nature

No perfect precedent transaction benchmarks given Care’s unique asset mix and shareholder structure PV of Future Equity

Used to estimate the long-term value to shareholders in the context of the Company remaining publicly traded

Looks at the value created in the future by Management’s business plan and then discounts it back to the present at a range of values for the Company’s Cost of Equity

Evaluation of the Company’s standalone value is based on various methodologies including others beyond this list and not any one analysis in isolation

Discounted Cash Flow Analysis

Used to estimate the intrinsic value of the business based on cash flow projections

Highly sensitive to terminal year and discount rate assumption

Care has certain unique cash flow events in projection period (headquarters, Clinton, Cardstore, etc.) which require additional focus

Illustrative SOTP Analysis

Sum-of-the-Parts (“SOTP”) Analysis can be performed to estimate the value of the Company on a discrete basis

Certain Care assets produce negative earnings or do not contribute meaningful earnings relative to underlying value

LBO / Ability to Pay Analysis

Used to estimate the value that a party may be willing to pay for the business based on cash flow projections and required rates of return on equity in a leveraged transaction

The cash flow characteristics of the business, exit opportunities, required IRR, as well as credit market conditions will impact a party’s ability to pay

ANALYSIS AT VARIOUS PRICES

PETER J

SOLOMON

COMPANY

(Amounts in Millions, Except Per Share Data)

Management Treasury Model

Unaffected

Close on

Offer

9/25/12

Value

Stock Price $14.34 $17.18 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00 $25.00

Shares Outstanding (a) 33.5 33.5 33.5 33.5 33.5 33.5 33.5 33.5 33.5 33.5

Option Equivalent Shares 0.2 0.3 0.3 0.3 0.4 0.4 0.4 0.5 0.6 0.6

Diluted Shares Outstanding 33.8 33.8 33.8 33.9 33.9 33.9 34.0 34.0 34.1 34.2

Total Equity Value $484.1 $581.0 $609.0 $643.5 $678.0 $712.7 $747.5 $782.7 $818.3 $854.3

Plus: Net Debt (b) 218.4 218.4 218.4 218.4 218.4 218.4 218.4 218.4 218.4 218.4

Total Enterprise Value $702.6 $799.5 $827.5 $861.9 $896.4 $931.1 $966.0 $1,001.1 $1,036.7 $1,072.8

Premium / (Discount) to:

Pre-Offer Price $14.34 -- % 19.8% 25.5% 32.5% 39.5% 46.4% 53.4% 60.4% 67.4% 74.3%

52-Week High 17.59 (18.5) (2.3) 2.3 8.0 13.7 19.4 25.1 30.8 36.4 42.1

52-Week Low 12.50 14.7 37.4 44.0 52.0 60.0 68.0 76.0 84.0 92.0 100.0

Enterprise Value as a Multiple of:

Net Sales LTM (c) $1,708.2 0.4 x 0.5 x 0.5 x 0.5 x 0.5 x 0.5 x 0.6 x 0.6 x 0.6 x 0.6 x

FY2013E 1,830.2 0.4 0.4 0.5 0.5 0.5 0.5 0.5 0.5 0.6 0.6

EBITDA LTM (c) $176.2 4.0 x 4.5 x 4.7 x 4.9 x 5.1 x 5.3 x 5.5 x 5.7 x 5.9 x 6.1 x

FY2013E 182.8 3.8 4.4 4.5 4.7 4.9 5.1 5.3 5.5 5.7 5.9

FCF (d) LTM (c) $39.1 18.0 x 20.4 x 21.1 x 22.0 x 22.9 x 23.8 x 24.7 x 25.6 x 26.5 x 27.4 x

FY2013E 37.0 19.0 21.6 22.4 23.3 24.2 25.2 26.1 27.1 28.0 29.0

Dividend Yield $0.60 4.2% 3.5% 3.3% 3.2% 3.0% 2.9% 2.7% 2.6% 2.5% 2.4%

(a) Assumes restricted stock and performance shares vest in change of control.

(b) Net debt represents total debt less cash, minority interest and preferred equity as of August 24, 2012.

(c) LTM financials through August 24, 2012.

(d) Free Cash Flow defined as cash flow from operations less capital expenditures.

SELECTED PUBLIC TRADING MULTIPLES

PETER J

SOLOMON

COMPANY

Social Expression Licensing Related Online Printers Theaters

EV / LTM EBITDA Multiples

Soc. Exp. Median: 4.0x

Licensing Median: 7.8x

Rel. On. Median: 5.3x

Print. Median: 3.9x

Theaters Median: 7.0x

20.0 x 19.0 x

16.0 x

12.0 x 10.2 x

7.8 x 7.7 x 7.0 x 7.0 x 8.0 x Care

4.0 x 4.5 x 4.2 x 3.9 x 4.3 x 2.9 x 5.3 x 5.2 x 3.6 x 4.2 x

4.0 x

NM

--

Unaffected Current BTH CSS ICON SCHL MDP MSO CHKE SFLY PRSS FLWS QUAD RRD CKEC CNK RGC

CY2012E P/E Multiples

Soc. Exp. Median: NM Licensing Median: 11.3x Rel. On. Median: 12.4x Print. Median: 7.5x Theaters Median: 19.9x

24.0 x 19.9 x 20.4 x

20.0 x 17.1 x 16.4 x 17.6 x

16.0 x 12.6 x

12.0 x Care 10.0 x 9.3 x 8.5 x 9.7 x

8.0 x 5.9 x 7.1 x 5.4 x

4.0 x

NM NM NM NM

--

Unaffected Current BTH CSS ICON SCHL MDP MSO CHKE SFLY PRSS FLWS QUAD RRD CKEC CNK RGC

BTH: Blythe; CHKE: Cherokee; CKEC: Carmike; CNK: Cinemark; CSS: CSS Industries; FLWS: 1-800-Flowers.com; ICON: Iconix; MDP: Meredith; MSO: Martha Stewart Omnimedia; PRSS: CafePress; SCHL: Scholastic; SFLY: Shutterfly; QUAD: Quad/Graphics; RGC: Regal Entertainment; RRD: R.R. Donnelly. Data as of October 24, 2012.

SELECTED COMPARABLE COMPANIES – BENCHMARKING

PETER J

SOLOMON

COMPANY

Social Expression Licensing Related Online Printers Theaters

30% 26.2% 23.3% 20.5%

15% 13.4% 7.9%

0.0% 0% 0.2%

(1.2%) (0.1%) (0.8%)

(3.0%) (2.2%)

(5.2%) (6.3%)

-15% (9.3%) (11.4%)

CARE BTH CSS ICON SCHL MDP MSO CHKE SFLY PRSS FLWS QUAD RRD CKEC CNK RGC

5-Year EBITDA CAGR

40% 28.1%

18.4%

20% 15.0% 9.4% 7.4%

4.5% NM

0%

(1.4%) (5.0%) (7.1%) (1.8%) (3.6%)

-20% (13.0%) (10.7%) (9.0%)

(18.5%)

-40%

CARE BTH CSS ICON SCHL MDP MSO CHKE SFLY PRSS FLWS QUAD RRD CKEC CNK RGC

LTM EBITDA

Margin 10.3% 7.4% 9.9% 63.8% 11.1% 17.8% NM 45.9% 9.6% 7.7% 5.4% 13.9% 11.9% 17.5% 22.4% 18.5%

BTH: Blythe; CHKE: Cherokee; CKEC: Carmike; CNK: Cinemark; CSS: CSS Industries; FLWS: 1-800-Flowers.com; ICON: Iconix; MDP: Meredith; MSO: Martha Stewart Omnimedia; PRSS: CafePress; SCHL: Scholastic; SFLY: Shutterfly; QUAD: Quad/Graphics; RGC: Regal Entertainment; RRD: R.R. Donnelly.

PREMIA PAID IN SELECTED ANALOGOUS TRANSACTIONS

PETER J SOLOMON COMPANY

Reflects transaction over last 10 years involving targets in which the acquiring entity held greater than 50% but less than 90% voting interest in the target company

Annc. Date	Acquiror	Target	Deal Value	Initial Stake %	Unaffected Premium to / One-Day Prior	One-Week Prior	One-Month Prior
2/24/2012	Kenneth Cole	Kenneth Cole Productions	$147	47%	15%	17%	22%
1/16/2012	Timothy M. Marquez	Venoco Inc.	400	50%	39%	39%	(6%)
10/3/2011	Angelo Gordon	C&D Technologies	52	65%	31%	27%	25%
7/12/2011	ACF Industries	XO Holdings	96	62%	84%	9%	103%
4/21/2011	CNA Financial	CNA Surety	475	61%	38%	39%	49%
2/22/2011	Sun Pharmaceutical Ind.	Caraco Pharmaceutical Labs	51	76%	16%	18%	16%
1/9/2011	Hugh Hefner	Playboy	137	34%	56%	49%	72%
11/15/2010	Rocco B. Commisso	Mediacom Communications	3,597	40%	64%	64%	24%
6/2/2010	Gerdau SA	Gerdau Ameristeel	1,620	66%	53%	57%	47%
3/22/2010	CONSOL Energy	CNX Gas	963	83%	46%	46%	47%
11/3/2009	Tilman Fertitta	Landry's Restaurants	157	57%	128%	116%	138%
9/8/2009	Fairfax Financial Holdings	Odyssey Re Holdings	1,098	73%	30%	30%	40%
7/29/2009	Overseas Shipholding Group	OSG America	70	77%	44%	54%	54%
7/13/2009	KPN NV	iBasis	93	56%	131%	116%	117%
3/25/2009	Hearst Corp.	Hearst-Argyle Television	77	82%	115%	150%	143%
3/22/2009	Cox Enterprises	Cox Radio	82	78%	45%	54%	(7%)
8/12/2008	Mitsubishi UFJ Financial	UnionBanCal	3,511	65%	26%	29%	80%
7/21/2008	Roche	Genentech	46,763	56%	16%	26%	27%
3/10/2008	Nationwide Mutual Insurance	Nationwide Financial Services	2,440	66%	38%	29%	24%
10/23/2007	Macquarie Infrastructure	Waste Industries USA	263	51%	33%	41%	33%
7/18/2007	Alfa Mutual Insurance	Alfa Corp.	811	55%	45%	46%	30%
4/23/2007	Oplink Communications	Optical Communication Products	79	58%	20%	19%	21%
2/23/2007	American Financial Group	Great American Financial	223	81%	13%	15%	12%
1/24/2007	AIG	21st Century Insurance	758	61%	33%	34%	25%
11/20/2006	TD Bank Financial Group	TD Banknorth	3,006	58%	7%	8%	9%
10/9/2006	VNU / Nielson	NetRatings	327	61%	44%	45%	43%
3/17/2006	General William Lyon	William Lyon Homes	240	75%	44%	51%	27%
3/13/2006	LUKoil OAO	Chaparral Resources	89	60%	57%	53%	49%
12/31/2005	Virbac SA	Virbac Corp.	52	60%	57%	53%	49%
9/1/2005	Seven-Eleven Japan	7-Eleven	1,323	73%	32%	31%	10%
2/21/2005	Novartis	Eon Labs	989	65%	25%	23%	18%
1/27/2005	Danisco	Genencor International	261	83%	24%	22%	19%
8/2/2004	Cox Enterprises	Cox Communications	8,363	62%	26%	25%	25%
11/7/2003	Barnes & Noble	barnesandnoble.com	164	75%	36%	33%	31%
6/2/2003	ICN Pharmaceuticals	Ribapharm	129	80%	23%	24%	57%
12/16/2002	Savia SA	Seminis	60	76%	51%	51%	45%
7/9/2002	Samuel J. Heyman	International Specialty Products	127	81%	30%	27%	49%
			Average		44%	42%	42%
			Median		38%	34%	31%

Source: Public market filings.

37

PETER J SOLOMON COMPANY

SELECTED RELATED M&A ACTIVITY

Since 2001

(Dollars in Millions) | Strategic Buyer | Financial Buyer

Date Announced	Acquiror Name	Target Name	Description	Enterprise Value		EV as a Multiple of: LTM Sales		LTM EBITDA	
Nov-11	ACCO Brands	MeadWestvaco Consumer & Office Products	Designs school and office supplies	860.0		1.2	x	5.9	x
Jul-11	PhotoBox	Moonpig.com	Publishes greeting cards online	195.6		3.2		NA	
Apr-11	MVP Group International	Midwest - CBK	Designs candles	36.9		0.4		NA	
Mar-11	Shutterfly	Tiny Prints	Online retail of photo cards	376.4		4.3		NM	
Mar-11	American Greetings	Watermark Publishing	Publishes greeting cards	6.0		0.2		NA	
Dec-09	Amscan Holdings	DesignWare	Manufactures party supplies	24.9	(a)	NA		NA	
Sep-09	Sun Capital Partners	Lang Holdings	Supplier of calendars and stationery	25.0		NA		NA	
Apr-09	American Greetings	Schurman Fine Papers (Wholesale & Papyrus)	Publishes greeting cards	18.1		NA		NA	
Feb-09	American Greetings	Recycled Paper Greetings	Publishes greeting cards	150.2		1.9		NA	
Aug-08	CSS Industries	Hampshire Paper Corporation	Creates roll paper and waxed tissue	9.7		NA		NA	
May-08	Peterson Partners	Franklin Covey Organizational Products	Sells planners and organizers	32.0		NA		NA	
Apr-08	Russ Berrie and Company	LaJobi Industries	Designs baby furniture	62.7	(b)	1.0		7.0	
Nov-07	American Greetings	Photoworks	Offers online personal publishing	26.5		2.5		NA	
Oct-07	CSS Industries	C.R. Gibson	Offers photo albums and scrapbooks	72.9		1.4		NA	
Oct-07	American Greetings	Twofold Photos	Operates a photo and video sharing site	45.2		2.5		NA	
Oct-06	Madison Dearborn Partners	Yankee Candle	Designs and sells candles	1,678.4		2.6		10.2	
Aug-06	Prentice Capital	Russ Berrie and Company (42%)	Designs infant consumer products	292.5		1.0		45.6	
Jul-06	Yankee Candle	Illuminations	Designs candles	22.0		NA		NA	
Jun-05	American Capital Strategies	Potpourri Group	Offers catalogs focused on home gifts	226.5		NA		NA	
May-05	Mustang Group	Vermont Teddy Bear Company	Designs and sells teddy bears	35.1		0.5		5.8	
Dec-04	Russ Berrie and Company	Kids Line	Provides infant bedding	127.9		2.2		6.5	
Jan-04	Blyth	Walter Drake	Markets calendars and stationery	53.0		0.7		NA	
Mar-03	Blyth	Miles Kimball Company	Sells cards and gifts	65.0		0.5		NA	
Oct-02	CSS Industries	Crystal Creative Products	Designs tissue and wrap products	22.8		NA		NA	
Jul-02	Russ Berrie and Company	Sassy	Designs infant toys	45.0		1.0		NA	
May-02	Blyth	CBK Styles	Designs candles	54.3		0.7		NA	
Feb-02	CSS Industries	C.M. Offray & Son	Provides ribbons and fabrics	44.8		NA		NA	
Sep-01	American Greetings	Bluemountain.com	Offers online greeting cards	35.0		2.5		NA	
				Mean		1.6	x	13.5	x
				Median		1.2		6.7	

Source: Public market filings.
(a) Also included a warrant to purchase 2% of the common stock of AAH Holdings Corp.
(b) Enterprise value includes $15 million earnout.

38

SUM OF THE PARTS

PETER J

SOLOMON

COMPANY

(Dollars in Millions)

Management Strategic Plan (a)

Segment FY13E EBITDA Multiple Range Enterprise Value Range

NAGCD $215.5 (d) 3.5 x - 5.0 x $754.3 - $1,077.5

Cardstore (23.0) 3.5 x - 5.0 x (80.5) - (115.0)

Subtotal 192.5 673.8 962.5

International (b) 32.0 3.5 x - 5.0 x 112.0 - 160.0

Retail Operations (Clinton) TBD Due to Lack of Certainty

AG Interactive 10.0 6.0 x - 8.0 x 60.0 - 80.0

Other (c) 8.0 3.5 x - 5.0 x 28.0 - 40.0

Subtotal 242.5 873.8 1,242.5

Properties 90.0

Unallocated Overhead (49.0) 3.5 x - 5.0 x (171.5) - (245.0)

Sum of the Parts Total Value $792.3 - $997.5

FY2013 Net Debt (183.1) (183.1)

Implied Equity Value 609.2 814.5

Share Price $18.01 - $24.08

Premium to Unaffected Share Price 25.6% 67.9%

Premium to Offer 4.8% 40.1%

(a) Based on Strategic Plan calculated using EBIT of $149mm plus full corporate D&A allocation of $45.5mm to NAGCD.

(b) Includes impact of FX.

(c) Primarily AGI In-Store.

(d) All D&A allocated to NAGCD.

FUTURE STOCK PRICE ANALYSIS

PETER J

SOLOMON

COMPANY

(Amounts in Millions, Except Per Share Data)

Management Treasury Model

Fiscal Year

2013E 2014E 2015E 2016E

EBITDA $182.8 $204.1 $222.6 $232.1

% Growth (13.6%) 11.7% 9.0% 4.3%

Net Debt 183.1 198.7 164.7 44.2

Stock Price at End of Fiscal Year

EBITDA Multiple 2013E 2014E 2015E 2016E

Projected Stock Price at Illustrative EV/EBITDA Multiples: 3.5 x $13.50 $15.93 $18.68 $23.01

4.0 16.20 19.08 22.06 26.49

4.5 (a) 18.90 22.23 25.45 29.96

5.0 21.60 25.38 28.83 33.44

Present Value at February 28, 2013

Present Value Stock Price Assuming 12.5% Cost of Equity: 3.5 x $13.50 $14.16 $14.76 $16.16

4.0 16.20 16.96 17.43 18.60

4.5 (a) 18.90 19.76 20.11 21.04

5.0 21.60 22.56 22.78 23.48

(a) Implied LTM multiple of initial offer by Weiss family.

DCF SUMMARY

PETER J

SOLOMON

COMPANY

Assumptions

Three year projection period

Based on Management Treasury Model

Discounted to February 28, 2013

Projected debt and cash at February 28, 2013

Share Price

Wtd. Avg. Cost of Capital

9.5% 10.5% 11.5%

Terminal Multiple

3.5 x $15.59 $14.90 $14.23

4.0 x 17.96 17.18 16.43

4.5 x 20.30 19.45 18.63

5.0 x 22.62 21.69 20.80

INITIAL OBSERVATIONS ON CARE PRO FORMA CAPITAL STRUCTURE

PETER J

SOLOMON

COMPANY

Company’s existing $225mm Senior Notes due 2021 have restrictions or conditions which may impact Weiss family financing

- The transaction as currently contemplated can be structured to avoid triggering a “change of control” and to allow the Company to keep the bonds outstanding

- It appears the Company could tap the Term Loan B market for additional leverage

- The indenture for the current bonds outstanding contains limitations on restricted payments that could be applicable in certain structures

- If additional leverage is pursued, the lenders would likely require a minimum equity contribution of 30%

- However, there is a limitation of total debt of $650mm that limits the amount of new financing the Weiss family could layer in, should they desire to keep the bonds outstanding

- A general debt basket of up to $75mm of unsecured debt is available; however, its use may be limited in practice

- There is a Limitation on Additional Indebtedness that requires a pro forma Consolidated Interest Coverage Ratio of 2:00 to 1:00, which would continue in effect if the bonds remain outstanding, though an initial review suggests that this is unlikely to be a limitation under current assumptions

- In maximizing leverage in a transaction, attention will need to be paid to leaving capacity to fund working capital and other Company financial needs

- The family may consider whether a consent solicitation of the note holders to raise the debt limitation in the indenture would be feasible and economical, though success may be difficult to achieve

Should the Weiss family choose to take the existing bonds out, there is a substantial make whole payment required

- However, the family may attempt to negotiate with bondholders for a reduction in the make-whole; this may also be difficult to achieve

In this analysis, PJSC assumes the existing bonds remain in place and the remaining debt requirements are funded via the Term Loan B market

- No effect is given for consent payments or other non-normal course fees

- These assumptions will be revised as the Weiss family provides greater detail on their financing plans

ILLUSTRATIVE TRANSACTION SOURCES AND USES

PETER J

SOLOMON

COMPANY

(Dollars in Millions, except per Share Amounts)

Uses of Funds Sources of Funds

Shares Price $17.18 Weiss Family Equity (b) $59.9

Shares Outstanding (a) 33.8 New Equity 204.3

Purchase Price of Equity $581.0 Total Equity $264.1 31.5%

Existing Debt (at 2/28/13) 245.2 New Debt @ 3.1x (c) 575.0 68.5%

Assumed Minimum Cash 60.0 Subtotal $839.1 100.0%

Illustrative Fees 15.0 Existing Cash on Hand 62.1

Total Uses of Funds $901.2 Total Sources of Funds $901.2

Implied Share Prices at Illustrative Required Minimum Equity and Available Leverage Levels

Leverage

3.00 x 3.25 x 3.50 x

Illustrative Required Equity

25.0% $13.98 $15.79 $17.59

27.5% 14.73 16.59 18.46

30.0% 15.53 17.46 19.39

32.5% 16.39 18.39 20.39

35.0% 17.31 19.39 21.47

37.5% 18.31 20.47 22.63

40.0% 19.39 21.64 23.89

(a) Assumes vesting of 1.9mm shares related to RSUs and performance shares outstanding. Also includes 0.3mm options in the money.

(b) Based on 10.3% economic ownership for the Weiss family.

(c) Analysis assumes leverage of 3.1x FY13 EBITDA of $182.8mm.

ILLUSTRATIVE REQUIRED EQUITY CONTRIBUTION ANALYSIS

PETER J

SOLOMON

COMPANY

(Dollars in Millions, except per Share Amounts)

Management Treasury Model

Illustrative Share Prices

$17.18 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00 $25.00

Basic Shares Outstanding 31.6 31.6 31.6 31.6 31.6 31.6 31.6 31.6 31.6

RSUs + Options in the Money (a) 2.2 2.2 2.3 2.3 2.3 2.4 2.4 2.5 2.6

Total Shares 33.8 33.8 33.9 33.9 33.9 34.0 34.0 34.1 34.2

Implied Equity Value $581 $609 $643 $678 $713 $748 $783 $818 $854

Net Debt as of Feb. 28, 2013 (b) 183 183 183 183 183 183 183 183 183

Implied Enterprise Value $764 $792 $827 $861 $896 $931 $966 $1,001 $1,037

EV / FY2013E Adj. EBITDA (c) 4.2 x 4.3 x 4.5 x 4.7 x 4.9 x 5.1 x 5.3 x 5.5 x 5.7 x

Equity Value of Family Stake (d) $60 $63 $66 $70 $73 $77 $81 $84 $88

Illustrative Leverage (e) Implied Debt (e)

2.5 x $457 $382 $410 $445 $479 $514 $549 $584 $619 $655 Total Required Equity

46% 47% 49% 51% 53% 55% 56% 58% 59% % Equity / (Debt + Equity)

$322 $347 $378 $409 $440 $472 $503 $535 $567 New Equity

3.0 x $548 $291 $319 $353 $388 $422 $457 $492 $528 $564

35% 37% 39% 41% 44% 45% 47% 49% 51%

$231 $256 $287 $318 $349 $380 $412 $444 $476

3.1 x $575 $264 $292 $327 $361 $396 $431 $466 $501 $537

Leverage to approximate 30% equity at offer price 31% 34% 36% 39% 41% 43% 45% 47% 48%

$204 $229 $260 $291 $322 $354 $385 $417 $449

3.5 x $640 $199 $227 $262 $296 $331 $366 $401 $437 $473

24% 26% 29% 32% 34% 36% 39% 41% 42%

$140 $165 $196 $227 $258 $289 $320 $352 $385

Total required equity includes preliminary assumption of $75mm for required cash on hand and transaction fees and expenses

a) Options in the money calculated using the treasury stock method.

b) Net debt of $183.1mm includes debt of $245.2mm and cash of $62.1mm.

(c) Based on LTM EBITDA of $182.8mm as of February 28, 2013.

(d) Based on 3.5mm shares beneficially owned by the family.

(e) Range of leverage multiples applied to LTM EBITDA of $182.8mm. The Company’s current leverage (defined as total debt to EBITDA) is 1.3x as of February 28, 2013.

ILLUSTRATIVE LBO SUMMARY

PETER J

SOLOMON

COMPANY

Management Treasury Model

Assumes a February 28, 2013, transaction date

Assumes current Senior Notes roll and additional Term Loan B of $5350mm at 5.75°% put in place

Fiscal Year 2013PF 2014E 2015E 2016E

EBITDA $182.8 $204.1 $222.6 $232.1

Debt 575.0 582.1 538 .4 405.1

Cash 60.0 60.0 60.0 60.0

EBITDA /

Total Interest, Gross 5.0 x 5.4 x 6.1 x 7.3 x

(EBITDA - Cap. Ex.)/

Total Interest, Gross 1.5 x 1.3x 2.6 x 5.8 x

Total Debt/Total Capitalization 69.1% 3.1 x 63.0% 55.1% 42.7%

Total Debt / EBITDA 3.1 x 2.9 x 2.4 x 1.7 x

ILLUSTRATIVE LBO SENSITIVITY

PETER J

SOLOMON

COMPANY

Management Treasury Model

IRR Based on Purchase Price and Leverage Assuming 4.0x Exit Multiple

Purchase

Price per Share

$17.18 4.2 x

$18.00 4.3 x

$19.00 4.5 x

$20.00 4.7 x

$21.00 4.9 x

$22.00 5.1 x

$23.00 5.3 x

$24.00 5.5 x

$25.00 5.7 x

Implied EV / FY13 EBITDA

Leverage

2.5 x 23% 20% 17% 14% 12% 9% 7% 5% 3%

3.0 x 28% 24% 20% 16% 13% 10% 8% 5% 3%

3.1 x 30% 26% 21% 17% 14% 11% 8% 5% 3%

3.5 x 37% 31% 25% 20% 15% 12% 8% 5% 2%

IRR Based on Purchase Price and Exit Multiple Assuming 3.1x Leverage

Purchase Price per Share

$17.18 4.2 x

$18.00 4.3 x

$19.00 4.5x

$20.90 4.7 x

$21.00 4.9 x

$22.00 5.1 x

$23.00 5.3 x

$24.00 5.5 x

$25.00 5.7 x

Implied EV / FY13 EBITDA

Terminal Multiple

3.5 x 21% 17% 13% 9% 6% 3% 0% (2%) (5%)

4.0 x 30% 26% 21% 17% 14% 11% 8% 5% 3%

4.5 x 38% 34% 29% 25% 21% 17% 14% 12% 9%

5.0 x 46% 41% 36% 31% 27% 24% 20% 17% 15%

Note: Assumes transaction date of February 28, 2013 and exit in Year 3.

TRANSACTION FINANCING OBSERVATIONS

PETER J

SOLOMON

COMPANY

Market Conditions

Strong market conditions currently exist in bank and bond markets supported by Fed actions and investor liquidity

- On pace for record full year 2012 new issuance

- Well known, higher quality “BB” names such as Care particularly in favor

- Credit spreads and yields at historically low levels

- Issuer friendly terms and conditions permeate the market (i.e. leverage levels, dividend recaps and “covenant lite” transactions)

Financing Feasibility

Current credit ratings suggest strong access to leveraged loan and high-yield markets, even with potential downgrades pro forma the transaction

- Current Senior Notes due 2021 trade at 105 and yield 6.4%

Company currently issuer in both loan and bond market

- As previously discussed, the Weiss family as acquirors may be able to keep the current Senior Notes outstanding

Investor / lender evaluation of secular changes within industry on long-term Company forecasts key to leverage levels and flexibility of terms and conditions

Under certain asset-based financing structures, lenders less focused on challenging industry fundamentals

Private equity funds and hedge funds willing to structure tailored securities to fit situation given significant undeployed capital and considerable industry experience

- Senior secured or subordinated debt with warrants

- Minority preferred equity

FUTURE STOCK PRICE ANALYSIS BASED ON LEVERED RECAP

PETER J

SOLOMON

COMPANY

Assumes a $8.96 dividend ($303mm of incremental leverage, 3.0x FY13 EBITDA) is paid on February 28, 2013

(Amounts in Millions, Except Per Share Data)

Management Treasury Model

Fiscal Year

2013E

2014E

2015E

2016E

EBITDA

% Growth

Net Debt

$182.8 $204.1 $222.6 $232.1

(13.6%) 11.7% 9.0% 4.3%

488.3 494.5 449.8 315.5

Projected Stock Price at Illustrative EV/EBITDA Multiples:

EBITDA

Multiple

3.5 x

4.0

4.5 (a)

5.0

Stock Price at End of Fiscal Year

2013E

2014E

2015E

2016E

$4.47 $6.79 $10.01 $14.88

7.18 9.94 13.39 18.36

9.88 13.10 16.78 21.84

12.58 16.25 20.16 25.31

Present Value Stock Price Assuming 12.5% Cost of Equity:

3.5 x

4.0

4.5 (a)

5.0

Present Value at February 28, 2013

$4.47 $6.04 $7.91 $10.45

7.18 8.84 10.58 12.89

9.88 11.64 13.26 15.34

12.58 14.44 15.93 17.78

Present Value Stock Price Including $8.96 Dividend:

3.5 x

4.0

4.5 (a)

5.0

Present Value at February 28, 2013

$13.43 $15.00 $16.87 $19.41

16.14 17.80 19.54 21.85

18.84 20.60 22.22 24.30

21.54 23.40 24.89 26.74

(a) Implied LTM multiple of initial offer by Weiss family.

PETER J SOLOMON

COMPANY

APPENDIX A. ADDITIONAL FINANCIAL INFORMATION

SUMMARY HISTORICAL INCOME STATEMENT

PETER J

SOLOMON

COMPANY

(Amounts in Millions, Except Per Share Data)

Fiscal Year Ended February 28,

LTM

FY09-FY12

2009

2010

2011

2012

Aug-12

CAGR

Net Sales $1,690.7 $1,640.9 $1,597.9 $1,695.1 $1,708.2 0.1%

Cost of Goods Sold

810.0 691.4 682.4 741.6 762.1

Gross Profit

880.8 949.5 915.5 953.5 946.1 2.7%

SG&A Expense

845.2 763.2 734.0 784.5 811.2

Other Expense

(1.4) (2.5) (3.5) (3.2) (0.9)

Adjusted EBIT

37.0 188.8 185.0 172.2 135.8 67.0%

D&A 50.0 45.2 41.0 39.2 40.4

Adjusted EBITDA

87.0 234.0 226.1 211.4 176.2 34.5%

Adjusted Net Income

13.5 115.1 90.8 88.2 68.2 86.9%

Adjusted Diluted Earnings Per Share

$0.29 $2.87 $2.20 $2.19 $1.81 96.1%

Margins

Gross Margin

52.1% 57.9% 57.3% 56.2% 55.4%

SG&A 50.0 46.5 45.9 46.3 47.5

Adjusted EBITDA

5.1 14.3 14.1 12.5 10.3

Adjusted EBIT

2.2 11.5 11.6 10.2 8.0

Adjusted Net Income

0.8 7.0 5.7 5.2 4.0

Growth Rates

Net Sales

(4.8%) % (3.0) % (2.6) % 6.1% 4.6%

Adjusted EBITDA

(51.0%) 169.0 (3.4) (6.5) (20.9)

Adjusted Diluted Earnings Per Share

(81.2%) 887.9 (23.2) (0.6) (18.5)

Source: Company’s 2012 Form 10-K and Form 10-Q for the period ended August 24, 2012.

SUMMARY QUARTERLY INCOME STATEMENT

PETER J SOLOMON COMPANY

(Amounts in Millions, Except Per Share Data)

	Fiscal Year 2011					Fiscal Year 2012					Fiscal Year 2013	
	5/28/2010	8/27/2010	11/26/2010	2/28/2011	FY	5/27/2011	8/26/2011	11/25/2011	2/29/2012	FY	5/25/2012	8/24/2012
North American Social Expression Products	$308.3	$252.2	$317.5	$314.8	$1,196.8	$304.7	$264.3	$331.9	$326.2	$1,228.5	$308.6	$265.9
International Social Expression Products	57.6	54.7	80.1	69.3	261.7	70.2	75.9	103.4	98.4	347.9	62.7	61.3
Retail Operations	--	--	--	--	--	--	--	--	--	--	--	39.9
AG Interactive	18.6	18.2	19.2	22.3	78.2	16.6	16.2	16.9	18.9	68.5	15.5	15.8
Non-Reportable Segments	11.9	17.8	13.3	18.3	61.2	12.2	13.8	11.5	12.8	50.2	6.4	11.0
Net Sales	**396.3**	**342.8**	**430.1**	**424.6**	**1,597.9**	**403.7**	**370.2**	**463.6**	**456.2**	**1,695.1**	**393.1**	**393.8**
Cost of Goods Sold	158.0	145.7	199.2	179.5	682.4	157.9	158.2	230.6	194.9	741.6	159.9	176.7
Gross Profit	238.3	197.1	231.0	249.2	915.5	245.8	212.0	233.0	262.7	953.5	233.2	217.1
SG&A Expense	180.6	169.5	176.0	207.9	734.0	189.9	187.4	200.6	206.5	784.5	188.1	215.9
Other Expense	(0.6)	(0.9)	(1.0)	(0.9)	(3.5)	(0.9)	(0.6)	(0.8)	(0.9)	(3.2)	1.6	(0.8)
EBIT	58.3	28.5	56.0	42.2	185.0	56.8	25.2	33.2	57.0	172.2	43.5	2.0
D&A	10.3	10.2	9.9	10.7	41.0	11.0	11.2	7.6	9.5	39.2	11.5	11.8
EBITDA	**68.6**	**38.7**	**65.8**	**52.9**	**226.1**	**67.7**	**36.4**	**40.8**	**66.5**	**211.4**	**55.0**	**13.9**
Net Income	32.6	10.5	31.9	15.9	90.8	32.6	11.9	20.2	23.5	88.2	28.8	(2.1)
Diluted Earnings Per Share	$0.80	$0.26	$0.78	$0.38	$2.20	$0.78	$0.28	$0.50	$0.62	$2.19	$0.80	($0.06)
Margins												
Gross Margin	60.1 %	57.5 %	53.7 %	58.7 %	57.3 %	60.9 %	57.3 %	50.3 %	57.6 %	56.2 %	59.3 %	55.1 %
SG&A	45.6	49.4	40.9	49.0	45.9	47.0	50.6	43.3	45.3	46.3	47.9	54.8
EBITDA	17.3	11.3	15.3	12.5	14.1	16.8	9.8	8.8	14.6	12.5	14.0	3.5
EBIT	14.7	8.3	13.0	9.9	11.6	14.1	6.8	7.2	12.5	10.2	11.1	0.5
Net Income	8.2	3.1	7.4	3.7	5.7	8.1	3.2	4.4	5.2	5.2	7.3	(0.5)
Growth Rates												
Net Sales	(4.0) %	(3.8) %	(2.3) %	(1.6) %	(2.6) %	1.9 %	8.0 %	7.8 %	7.5 %	6.1 %	(2.6) %	6.4 %
EBITDA	6.8	(26.7)	(3.1)	(19.0)	(4.7)	(1.3)	(6.0)	(38.0)	25.8	(6.5)	(18.8)	(61.9)
Diluted Earnings Per Share	16.4	(55.4)	(30.2)	(57.1)	(24.6)	(2.2)	8.7	(35.6)	61.9	(0.6)	2.3	(121.7)
Quarter as % of Annual												
Sales	24.8%	21.5%	26.9%	26.6%		23.8%	21.8%	27.3%	26.9%			
EBIT	31.5%	15.4%	30.3%	22.8%		33.0%	14.6%	19.3%	33.1%			
EBITDA	30.3%	17.1%	29.1%	23.4%		32.0%	17.2%	19.3%	31.5%			
Rolling LTM EBITDA	**$254.7**	**$240.6**	**$238.4**	**$226.1**	**$226.1**	**$225.2**	**$222.9**	**$197.8**	**$211.4**	**$211.4**	**$198.7**	**$176.2**

51

SUMMARY HISTORICAL BALANCE SHEET

PETER J

SOLOMON

COMPANY

(Amounts in Millions)

FYE February 28, As of

2011 2012 Aug-12

Assets

Cash & Cash Equivalents

$215.8 $132.4 $61.7

Accounts Receivable

119.8 113.8 97.6

Inventory

179.7 208.9 276.0

Prepaid Expenses and Other Current Assets

200.4 185.7 212.8

Total Current Assets

715.8 641.0 648.1

Property, Plant & Equipment

241.6 277.6 331.6

Goodwill

28.9 -- --

Other Intangible Assets

-- -- --

Other Long-Term Assets

560.9 630.9 592.7

TOTAL ASSETS

$1,547.2 $1,549.5 $1,572.4

Liabilities and Shareholders’ Equity

Short-Term Debt and Current Portion of Long-Term Debt

-- -- --

Accounts Payable

87.1 86.2 135.2

Other Current Liabilities

244.5 218.9 213.3

Total Current Liabilities

331.6 305.1 348.5

Long-Term Debt

232.7 225.2 280.2

Other Long-Term Liabilities

219.2 291.7 284.9

Minority Interest

-- -- --

Preferred Stock

-- -- --

Shareholders’ Equity

763.8 727.5 658.8

TOTAL LIABILITIES AND EQUITY

$1,547.2 $1,549.5 $1,572.4

Net Working Capital

$168.4 $203.4 $237.8

Total Debt

$232.7 $225.2 $280.2

Net Debt

16.9 92.7 218.4

Source: Company’s 2012 Form 10-K and Form 10-Q for the period ended August 24, 2012.

SUMMARY HISTORICAL CASH FLOW STATEMENT

PETER J

SOLOMON COMPANY

(Amounts in Millions)

Fiscal Year Ended February 28,

2010 2011 2012

Operating Activities

Net Income

$81.6 $87.0 $57.2

Depreciation and Amortization

45.2 41.0 39.2

Goodwill and Other Intangible Asset Impairments

-- -- 27.2

Stock-Based compensation

5.9 13.0 11.0

Net Gain on Dispositions

(6.5) (0.3) (4.5)

Net (Gain) Loss on Disposal of Fixed Assets

0.1 (3.5) (0.5)

Loss on Extinguishment of Debt

-- -- 30.8

Deferred Income Taxes

25.3 28.6 15.4

Fixed Asset Impairments

13.0 0.1 --

Other Non-Cash Charges

12.4 3.7 3.0

Change in Working Capital Accounts

20.6 10.0 (62.3)

Net Cash Provided By (Used In) Operating Activities

$197.5 $179.8 $116.5

Investing Activities

Capital Expenditures

($26.6) ($36.3) ($70.9)

Cash Payments for Business Acquisitions, Net of Cash Acquired

(19.3) (0.5) (5.9)

Proceeds from Sale of Fixed Assets

1.1 14.2 9.3

Proceeds from Escrow Related to Party Goods Transaction

-- 25.2 --

Other - Net

4.7 5.7 4.5

Net Cash Provided By (Used In) Investing Activities

($40.0) $8.2 ($63.0)

Financing Activities

Net (Decrease) Increase in Long-Term Debt

($62.4) ($98.3) ($38.8)

Net Decrease in Short-Term Debt

-- (1.0) --

Sale of Stock Under Benefit Plans

6.6 16.6 10.2

Excess Tax Benefit From Share-Based Payment Awards

0.1 4.5 3.5

Purchase of Treasury Shares

(11.8) (13.5) (82.5)

Dividends to Shareholders

(19.0) (22.4) (23.9)

Debt Issuance Costs

-- (3.2) (5.4)

Net Cash Provided By (Used In) Financing Activities

($86.5) ($117.2) ($136.9)

Effect of Exchange Rates on Cash & Cash Equivalents

6.8 7.1 0.0

Net Increase/(Decrease) in Cash & Cash Equivalents

77.7 77.9 (83.4)

Cash & Cash Equivalents at Beginning of Period

60.2 137.9 215.8

Cash & Cash Equivalents at End of Period

$137.9 $215.8 $132.4

Source: Company’s 2012 Form 10-K.

PETER J SOLOMON COMPANY

QUARTERLY WORKING CAPITAL SUMMARY

(Amounts in Millions)

	Fiscal Year 2010				Fiscal Year 2011				Fiscal Year 2012				Fiscal Year 2013	
	5/29/09	8/28/09	11/27/09	2/28/10	5/28/10	8/27/10	11/26/10	2/28/11	5/27/11	8/26/11	11/25/11	2/29/12	5/25/12	8/24/12
Cash	$49.9	$50.6	$137.9	$186.8	$186.8	$133.8	$93.9	$215.8	$211.1	$209.3	$85.7	$132.4	$60.2	$61.7
Accounts Receivable	78.1	193.3	135.8	110.1	110.1	89.4	206.3	119.8	137.2	111.7	235.3	113.8	97.7	97.6
Other Receivables	--	--	26.5	--	--	--	--	3.4	--	--	--	0.7	--	--
Inventory	208.1	176.2	164.0	157.9	157.9	189.4	181.5	179.7	203.3	248.8	214.4	208.9	214.6	276.0
Other Current Assets	209.9	219.8	230.0	205.9	205.9	186.7	210.8	197.0	186.0	175.8	184.8	185.1	174.4	212.8
Total Current Assets	$546.0	$639.8	$694.1	$660.7	$660.7	$599.3	$692.5	$715.8	$737.7	$745.6	$720.2	$641.0	$546.8	$648.1
Short-Term Debt and CPLTD	$1.0	$1.0	$1.0	$99.0	$99.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Accounts Payable	96.3	86.8	95.4	80.2	80.2	88.7	97.9	87.1	98.6	118.2	108.3	86.2	99.9	135.2
Other Current Liabilities	216.2	248.3	272.2	229.8	229.8	234.6	265.9	244.5	219.5	217.4	243.1	218.9	196.9	213.3
Total Current Liabilities	$313.5	$336.1	$368.6	$409.0	$409.0	$323.2	$363.8	$331.6	$318.2	$335.5	$351.3	$305.1	$296.8	$348.5
Net Working Capital (a)	$183.6	$254.2	$188.6	$163.9	$163.9	$142.2	$234.8	$168.4	$208.4	$200.7	$283.2	$203.4	$189.8	$237.8
% of TTM Sales	11.2%	15.6%	11.5%	10.1%	10.1%	8.9%	14.7%	10.5%	13.0%	12.3%	17.0%	12.0%	11.3%	13.9%

(a) Excludes cash and short-term debt.

54

PETER J SOLOMON COMPANY

DISCOUNTED CASH FLOW ANALYSIS

Management Treasury Model	Projected Fiscal Year		
	2014E	2015E	2016E
Net Sales	$1,935.1	$1,939.9	$1,944.8
% Growth	*5.7%*	*0.3%*	*0.3%*
EBITDA	204.1	222.6	232.1
% of Net Sales	*10.5%*	*11.5%*	*11.9%*
EBIT	150.8	161.4	170.9
% of Net Sales	*7.8%*	*8.3%*	*8.8%*
Taxes @ 37.0%	(55.8)	(59.7)	(63.2)
Tax-Adjusted EBIT	95.0	101.7	107.7
Depreciation & Amortization	53.4	61.2	61.2
Capital Expenditures	(154.5)	(127.6)	(46.0)
Change in Net Working Capital (a)	8.0	11.9	13.4
Free Cash Flow	$1.9	$47.3	$136.2
Growth in Free Cash Flow	--	*2,390.7%*	*188.3%*

Terminal Value / EBITDA Multiple	**3.5 x**			**4.0 x**			**4.5 x**			**5.0 x**		
Discount Rate	9.5%	10.5%	11.5%	9.5%	10.5%	11.5%	9.5%	10.5%	11.5%	9.5%	10.5%	11.5%
Present Value of Free Cash Flow	$144.9	$141.4	$138.0	$144.9	$141.4	$138.0	$144.9	$141.4	$138.0	$144.9	$141.4	$138.0
Present Value of Terminal Value	565.1	544.9	525.6	645.8	622.7	600.7	726.5	700.6	675.8	807.2	778.4	750.9
Total Enterprise Value	$710.0	$686.3	$663.6	$790.7	$764.1	$738.7	$871.4	$842.0	$813.8	$952.1	$919.8	$888.9
Less: Net Debt (b)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)	(183.1)
Total Equity Value (c)	526.9	503.2	480.5	607.6	581.1	555.6	688.4	658.9	630.7	769.1	736.7	705.8
Total Equity Value Per Share	**$15.59**	**$14.90**	**$14.23**	**$17.96**	**$17.18**	**$16.43**	**$20.30**	**$19.45**	**$18.63**	**$22.62**	**$21.69**	**$20.80**
Terminal Value as a % of Total Value	79.6%	79.4%	79.2%	81.7%	81.5%	81.3%	83.4%	83.2%	83.0%	84.8%	84.6%	84.5%
Implied Perpetuity Growth Rate	(6.2%)	(5.4%)	(4.5%)	(4.5%)	(3.6%)	(2.8%)	(3.1%)	(2.2%)	(1.4%)	(2.0%)	(1.1%)	(0.2%)

(a) Excludes cash.
(b) Net debt represents total debt of $245.2mm less cash of $62.1mm as of February 28,2013.
(c) Includes the effect of RSUs, performance shares and options in the money.

55

PETER J SOLOMON

COMPANY

APPENDIX B. COMMON STOCK COMPARISON

COMPARABLE COMPANIES

PETER J SOLOMON COMPANY

(Amounts in Millions, Except for Per Share Amounts)

MARKET DATA	Closing	Premium (Discount)		Equity	Enterprise	Enterprise Value as a Multiple of:			Price/Earnings Multiples		5 Year	CY2013	LTM	Total
	Price on	to 52 Week				LTM		CY2012	CY2012	CY2013	Growth	PE/	EBITDA	Debt/
Selected Companies	10/24/12	High	Low	Value	Value (b)	Net Sales	EBITDA	EBITDA	EPS (a)	EPS (a)	Rate (a)	Growth	Margin	EBITDA
Care - Unaffected	$14.34	(29.6) %	14.7 %	$484.1	$702.6	41.1 %	4.0 x	3.8 x	5.9 x	5.6 x	NM %	NM x	10.3 %	1.6 x
Care - Current	$17.15	(15.8)	37.2	580.0	798.5	46.7	4.5	4.4	7.1	6.7	NM	NM	10.3	1.6
Blyth, Inc.	24.05	(47.2)	--	414.7	347.1	30.9	4.2	NM	NM	NM	NM	NM	7.4	1.2
CSS Industries Inc.	19.54	(11.9)	9.2	187.7	150.3	38.4	3.9	NM	NM	NM	NM	NM	9.9	--
Social Expression Median (c)		**(29.5) %**	**4.6 %**			**34.7 %**	**4.0 x**	**NM x**	**NM x**	**NM x**	**NM %**	**NM x**	**8.7 %**	**0.6 x**
Social Expression Mean (c)		**(29.5)**	**4.6**			**34.7**	**4.0**	**NM**	**NM**	**NM**	**NM**	**NM**	**8.7**	**0.6**
Scholastic Corporation	33.32	(11.2)	37.2	1,062.1	1,022.4	48.1	4.3	NM	9.3	13.1	NM	NM	11.1	0.7
Meredith Corporation	34.27	(8.0)	37.7	1,524.6	1,878.8	136.5	7.7	7.0	12.6	13.2	10.0	1.3	17.8	1.6
Iconix Brand Group, Inc.	18.76	(10.8)	29.1	1,298.3	1,849.2	499.4	7.8	7.6	10.0	8.2	10.0	0.8	63.8	2.1
Martha Stewart Living Omnimedia Inc.	2.93	(38.6)	11.8	196.3	140.8	66.5	NM	NM	NM	NM	NM	NM	NM	--
Cherokee Inc.	14.72	(2.9)	43.5	123.6	121.5	470.4	10.2	NM	17.1	14.4	NM	NM	45.9	--
Licensing Median (c)		**(10.8) %**	**37.2 %**			**136.5 %**	**7.8 x**	**7.3 x**	**11.3 x**	**13.1 x**	**10.0 %**	**1.1 x**	**31.8 %**	**0.7 x**
Licensing Mean (c)		**(14.3)**	**31.9**			**244.2**	**7.5**	**7.3**	**12.3**	**12.2**	**10.0**	**1.1**	**34.7**	**0.9**
1-800-Flowers.com Inc.	3.44	(14.0)	59.3	222.9	207.5	29.0	5.3	4.6	16.4	12.7	NM	NM	5.4	0.3
Shutterfly, Inc.	29.44	(38.2)	30.6	1,092.8	974.7	183.7	19.0	9.5	NM	55.5	17.9	3.1	9.6	--
CafePress Inc.	5.48	(71.4)	--	101.5	42.8	22.2	2.9	1.8	8.5	7.5	NM	NM	7.7	0.2
Related Online Median (c)		**(38.2) %**	**30.6 %**			**29.0 %**	**5.3 x**	**4.6 x**	**12.4 x**	**12.7 x**	**17.9 %**	**3.1 x**	**7.7 %**	**0.2 x**
Related Online Mean (c)		**(41.2)**	**30.0**			**78.3**	**9.1**	**5.3**	**12.4**	**25.3**	**17.9**	**3.1**	**7.6**	**0.2**
R.R. Donnelley & Sons Company	9.93	(40.4)	--	1,792.4	5,203.8	49.8	4.2	4.2	5.4	5.4	1.8	3.0	11.9	3.0
Quad/Graphics, Inc.	17.99	(13.1)	53.1	847.7	2,137.5	50.3	3.6	3.8	9.7	8.9	NM	NM	13.9	2.2
Printers Median (c)		**(26.7) %**	**26.6 %**			**50.0 %**	**3.9 x**	**4.0 x**	**7.5 x**	**7.2 x**	**1.8 %**	**3.0 x**	**12.9 %**	**2.6 x**
Printers Mean (c)		**(26.7)**	**26.6**			**50.0**	**3.9**	**4.0**	**7.5**	**7.2**	**1.8**	**3.0**	**12.9**	**2.6**

Note: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.
(a) Source of projected EPS, EBITDA and growth rate estimates: ThomsonReuter's median estimate of Wall Street analysts as of 10/24/12.
(b) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash.
(c) Excludes Care.

57